EXHIBIT 99.6

CONSENT TO BE IDENTIFIED AS A PROPOSED DIRECTOR

I, William Craine, hereby consent to being identified as a proposed director of Partners Trust Financial Group, Inc. (the “Company”) and SBU Bank in the Company’s prospectus to be included in a registration statement on Form S-4.

By:	/s/ William Craine

William Craine

Dated: February 27, 2004